UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2006

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry Into a Material Definitive Agreement

Packaging Corporation of America is filing this Current Report on Form 8-K to file the following forms of agreements that the Company will use from time to time in making equity awards to its employees and non-employee directors pursuant to the Company’s long-term equity incentive plan: (i) form of employee Stock Option Agreement under the Amended and Restated 1999 Long-Term Equity Incentive Plan, (ii) form of non-employee director Stock Option Agreement under the Amended and Restated 1999 Long-Term Equity Incentive Plan, and (iii) form of Restricted Stock Award Agreement for employees and non-employee directors under the Amended and Restated 1999 Long-Term Equity Incentive Plan.  Copies of these documents are filed as Exhibits 10.1 to 10.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(D)	Exhibits

	10.1	Form of employee Stock Option Agreement under the Amended and Restated 1999 Long-Term Equity Incentive Plan

	10.2	Form of non-employee director Stock Option Agreement under the Amended and Restated 1999 Long-Term Equity Incentive Plan

	10.3	Form of Restricted Stock Award Agreement for employees and non-employee directors under the Amended and Restated 1999 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ PAUL T. STECKO
Chairman and Chief Executive Officer
(Authorized Officer)

By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial
Officer, and Corporate Secretary
(Principal Financial Officer)

Date: March 14, 2006